                               CONTRACT SCHEDULE

OWNER: [John Doe]                       SEX: [M] AGE AT ISSUE: [50]

JOINT OWNER: [Jane Doe]                 SEX: [F] AGE AT ISSUE: [50]

ANNUITANT: [John Doe]                   SEX: [M] AGE AT ISSUE: [50]

CONTRACT NUMBER: [12345678]                      ISSUE DATE: [February 15, 2001]

PLAN TYPE: [Qualified or Non-Qualified]          MATURITY DATE: [May 1, 2040]

MAXIMUM TERMINAL ILLNESS RIDER ISSUE AGE: 80

MAXIMUM NURSING HOME OR HOSPITAL CONFINMENT RIDER ISSUE AGE: 80

PRODUCT CLASS: First MetLife Investors Variable Annuity Class S Standard

PURCHASE PAYMENT: [$100,000.00]

PURCHASE PAYMENTS:

   MINIMUM SUBSEQUENT

   PURCHASE PAYMENT:   $500.00 for both Non-Qualified and Qualified, unless you have elected an automatic sweep program. However, for IRAs, SEPs,
                       SIMPLE IRAs and Roth IRAs, in order to avoid cancellation of the
                       Contract, we will accept a Purchase Payment of at least $50 once in every 24 month period. We will also accept subsequent
                       Purchase Payments as required under applicable law and federal tax law.

   MAXIMUM TOTAL

   PURCHASE PAYMENTS:  $1,000,000, without our prior approval.

MINIMUM ACCOUNT VALUE: $2,000

BENEFICIARY:           As designated by you as of the Issue Date unless changed in accordance with the Contract provisions.

PRODUCT CHARGES:

   SEPARATE ACCOUNT:   We assess certain daily charges equal on an annual basis to the percentages set out below of the average daily net asset value of each Subaccount of the Separate Account:

                       Mortality and Expense Charge: 0.90%

                       Administration Charge: 0.25%

ACCOUNT FEE:           The Account Fee is $30.00 each Contract Year. During the
                       Accumulation Period, on the Contract Anniversary the full
                       Account Fee is deducted from each applicable Subaccount in the ratio that the Account Value in the Subaccount bears to the total
                       Account Value in the Separate Account. On the Annuity
                       Calculation Date, a pro-rata portion of the Account Fee will be deducted from the Account Value as described above. However, if your Account Value on the last day of the Contract Year or on the
                       Annuity Calculation Date is at least 50,000 then no Account Fee is deducted. If during the Accumulation Period, a total withdrawal is made, the full Account Fee will be deducted at the time of the total withdrawal. During the Annuity Period the Account Fee will be deducted regardless of the size of your Contract and it will be deducted pro-rata from each Annuity Payment.

6028-VA (2/07)

[LIFETIME GWB RIDER SPECIFICATIONS:
__________________________________

LIFETIME GWB EFFECTIVE DATE:        [February 15, 2007]

MINIMUM LIFETIME INCOME AGE:        [59  1/2]

INITIAL TOTAL GUARANTEED            [$100,000.00]
WITHDRAWAL AMOUNT:
MAXIMUM BENEFIT AMOUNT:             [$5,000,000]

COMPOUNDING INCOME PERIOD END DATE: [10th Contract Anniversary]

COMPOUNDING INCOME PERCENTAGE:      [5%]

GWB WITHDRAWAL RATE:                [5%]

AUTOMATIC STEP-UP DATE:             [Every Contract Anniversary]

MAXIMUM AUTOMATIC STEP-UP           [85]
AGE:

MAXIMUM RIDER CHARGE:               [0.95% for Single Life Version, 1.40% for Joint Life
                                    Version]

LIFETIME GWB SUBACCOUNTS            [MetLife Defensive Strategy Portfolio, MetLife Moderate
AVAILABLE FOR ALLOCATIONS AND       Strategy Portfolio, MetLife Balanced Strategy Portfolio,
TRANSFERS:                          MetLife Growth Strategy Portfolio, Money Market
                                    Portfolio]

LIFETIME GWB FEE RATE:              [0.50% for Single Life Version, 0.70% for Joint Life
                                    Version]

LIFETIME GWB CANCELLATION           [30 day period following the 5th, 10th, and 15th and later
WINDOW PERIODS:                     Contract Anniversaries]

GUARANTEED PRINCIPAL ADJUSTMENT     [15th Contract Anniversary] ]
ELIGIBILITY DATE:

                             GMIB-Plus
 [GMIB RIDER SPECIFICATIONS: _________

  GMIB RIDER EFFECTIVE DATE: [February 15, 2005]

          GMIB RIDER CHARGE: [0.75%]

     GMIB PAYMENT ADJUSTMENT
                     FACTOR: [100%]

           GMIB INCOME DATE: [February 15, 2015]

                             [Contract Anniversary on or following the Owner's (or
                             oldest Joint Owner's or Annuitant's if owner is a non-
GMIB RIDER TERMINATION DATE: natural person) 85th birthday]

                             [Owner's (or oldest Joint Owner's or Annuitant's if owner
          LAST STEP-UP DATE: is a non-natural person) 81st birthday]

ANNUAL INCREASE ACCUMULATION
                       RATE: [5%]

                             (a)[Life Annuity with 10 Years of Annuity Payments
                                Guaranteed.
                             If you choose to start the Annuity Option after age 79, the year of the Guarantee Period component of the Annuity
                             Option is reduced to: 9 years at age 80; 8 years at age 81; 7 years at age 82; 6 years at age 83; 5 years at ages 84 and
            ANNUITY OPTIONS: 85.

6028-VA (2/07)

                                  (b)Joint and Last Survivor Annuity with 10 Years of
                                     Annuity Payments Guaranteed.]

                DOLLAR-FOR-DOLLAR
           WITHDRAWAL PERCENTAGE: [5.00%]

     BASIS OF GMIB ANNUITY TABLE: [The GMIB Annuity Tables are based on the Annuity 2000
                                  Mortality Table with 7-year age setback with interest at
                                  2.50%.]]

      GUARANTEED PRINCIPAL OPTION
             FIRST EXERCISE DATE: [February 15, 2015]

  GMIB FIRST OPTIONAL RESET DATE: [February 15, 2008]

      GMIB OPTIONAL RESET WAITING
                          PERIOD: [1 years]

      MAXIMUM OPTIONAL RESET AGE: [75]

       OPTIONAL RESET GMIB INCOME [10th Contract Anniversary following the date the most
                            DATE: recent GMIB Optional took effect]

MAXIMUM OPTIONAL RESET CHARGE:    [1.50%]

ALLOCATIONS AND TRANSFERS LIMITED [Metlife Defensive Strategy Portfolio, Metlife Moderate
TO THE FOLLOWING GMIB             Strategy Portfolio, Metlife Balanced Strategy Portfolio,
SUBACCOUNTS:                      Metlife Growth Strategy Portfolio]

SEPARATE ACCOUNT: [First MetLife Investors Variable Annuity Account One]

ALLOCATION REQUIREMENTS:

1. Currently, you can select from any of the Subaccounts. However, we reserve the right to limit this in the future.

2. Allocations must be in whole numbers. Each allocation must be at least $500. Allocations made pursuant to Pre-scheduled Transfer programs are not subject to this limitation. The current approved Pre-scheduled Transfer programs are Rebalancing program, Asset Allocation program and Dollar Cost Averaging program.

TRANSFER REQUIREMENTS:

NUMBER PERMITTED: The maximum number of transfers per Contract Year shall be 12 (excluding transfers resulting from our Pre-scheduled Transfer programs). We reserve the right to waive from time to time this transfer limitation.

Subject to the Allocation Rules, during the Accumulation Period you may make transfers into the Subaccounts, subject to the maximum number of transfers per Contract Year as stated above.

TRANSFER FEE: In the event that 12 transfers are made in a Contract Year, (excluding those related to our Pre-scheduled Transfer programs) we will deduct a Transfer Fee of $25 for each additional transfer in such Contract Year. The Transfer Fee will be deducted from the Subaccount from which the transfer is made. However, if the entire interest in an account is being transferred, the Transfer Fee will be deducted from the amount which is transferred. We reserve the right to waive from time to time, the Transfer Fee.

MINIMUM AND MAXIMUM AMOUNT TO BE TRANSFERRED: The minimum amount that may be transferred from a Subaccount is $500, or your entire interest in the Subaccount, if less (excluding transfers resulting from our Pre-scheduled Transfer programs.

WITHDRAWALS:

WITHDRAWAL CHARGE: A Withdrawal Charge is assessed against Purchase Payments withdrawn. The Withdrawal Charge is calculated at the time of each withdrawal. Each Purchase Payment is tracked from the date of its receipt. Amounts will be withdrawn from your Contract in the following order:

1. Earnings in the Contract (Earnings are equal to your Account Value less Purchase Payments not withdrawn); and then

6028-VA (2/07)

2. The Free Withdrawal Amount described below, if any; then

3. Purchase Payments not previously withdrawn, in the order such Purchase Payments were made: the oldest Purchase Payment first, the next Purchase Payment second, etc. until all Purchase Payments have been withdrawn (First-in-First-out (FIFO) basis).

       Withdrawal Charges are determined in accordance with the following schedule:

NUMBER OF COMPLETE YEARS
FROM RECEIPT OF PURCHASE PAYMENT % CHARGE
-------------------------------- --------
               0                    7
               1                    6
               2                    6
               3                    5
               4                    4
               5                    3
               6                    2
        7 and thereafter            0

FREE WITHDRAWAL AMOUNT: Each Contract Year after the first, you can make a withdrawal of a portion of your Account Value free from any Withdrawal Charge. The Free Withdrawal Amount each Contract Year is equal to 10% of total Purchase Payments, less the total Free Withdrawal Amount previously withdrawn in the same Contract Year. This right is non-cumulative.

MINIMUM PARTIAL WITHDRAWAL: $500, or your entire interest in the Subaccount

MINIMUM WITHDRAWAL VALUE WHICH MUST REMAIN IN THE CONTRACT AFTER A PARTIAL
WITHDRAWAL: $2,000

ANNUITY REQUIREMENTS:

1. The Annuity Date must be the first day of a calendar month. Unless otherwise designated by you, the Annuity Date will be no later than the Maturity Date. The Maturity Date is the first day of the calendar month following the Annuitant's 90th birthday or ten (10) years from the Issue Date.

2. For Variable Annuity Payments, the Variable Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year age setback and an Assumed Investment Return (AIR) of 3.00%.

3. For Fixed Annuity Payments, the Fixed Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year setback with interest at 3%.

ANNUITY SERVICE OFFICE:

[First MetLife Investors Life Insurance Company
P.O. Box 10366
Des Moines, Iowa 50306-0366
(800) 343-8496]

ENDORSEMENTS AND RIDERS ATTACHED TO THIS CONTRACT:

[Guaranteed Minimum Income Benefit Rider - Living Benefit
Lifetime Guaranteed Withdrawal Benefit Rider
Death Benefit Rider - (Principal Protection)
Waiver of Withdrawal Charge for Nursing Home or Hospital Confinement Rider Waiver of Withdrawal Charge for Terminal Illness Rider
Individual Retirement Annuity Endorsement
Roth Individual Retirement Annuity Endorsement
Tax Sheltered Annuity Endorsement
401 Plan Endorsement
Unisex Annuity Rates Rider]

6028-VA (2/07)